UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2018

ZOGENIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 455, Emeryville, CA	94608
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 550-8300
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On October 1, 2018, Zogenix, Inc. (the “Company”) entered into a lease agreement (the “New Lease”) with Emery Station West, LLC (“ESW LLC”) for office space located at 5959 Horton Street, Emeryville, California (the “New Premises”). Concurrently with the entry into the New Lease, the Company entered into a lease termination agreement (as further described below), dated October 1, 2018, with Emery Station Joint Venture, LLC (the “Emery Station”) for the termination of the Company’s existing lease (the “Existing Lease”) for office space located at 5858 Horton Street, Emeryville, California (the “Existing Premises”). ESW LLC and Emery Station are entities affiliated with Wareham Development. The Company expects to move its corporate headquarters to the New Premises by the end of the second quarter of 2019.
Under the terms of the New Lease, starting on the earlier of the Company’s commencement of its business operations at the New Premises or June 1, 2019, the Company will lease approximately 37,307 square feet in the New Premises (the “Rented Area”) at the rate of $3.92 (the “Base Rate”) multiplied by the Rented Area paid on a monthly basis. The Base Rate is subject to scheduled annual escalations, and the Company is also responsible for certain operating expenses and taxes during the term of the New Lease. The New Lease provides for a tenant improvement allowance of up to $83 per rentable square foot of the New Premises and has an initial term that expires on June 30, 2027, with one five-year renewal option.
The foregoing description of the terms of the New Lease does not purport to be complete, and is qualified in its entirety by reference to the complete copy of such agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2018.

Item 1.02     Termination of a Material Definitive Agreement.

Concurrently with the entry into the New Lease, the Company entered into a lease termination agreement (the “Lease Termination”), dated October 1, 2018, with Emery Station for the termination of the Company’s Existing Lease. The Lease Termination is to become effective as of the date the Company vacates the Existing Premises, but no later than June 16, 2019. Upon the effective date of the Lease Termination, the Company will be released from all of its obligations under the Existing Lease, except for certain expenses and indemnification obligations as set forth in the Lease Termination.
The foregoing description of the terms of the Lease Termination does not purport to be complete, and is qualified in its entirety by reference to the complete copy of such agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2018.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date:	October 5, 2018	By:	/s/ Michael P. Smith
		Name:	Michael P. Smith
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary